UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 10, 2008


                                West Marine, Inc.
                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)


                 Delaware            0-22512        77-0355502
              ----------------- --------------- ------------------
              (State or other    (Commission     (I.R.S. Employer
              jurisdiction of    File Number)   Identification No.)
              incorporation)


                               500 Westridge Drive
                          Watsonville, California 95076
          ------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (831) 728-2700
                             -----------------------
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

On April 10, 2008, West Marine, Inc. announced its net sales for the 13-week period (first quarter) ended March 29, 2008. A copy of this press release is attached hereto as Exhibit 99.1.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, except if West Marine specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.        Financial Statements and Exhibits.

                  (a) Not Applicable.

                  (b) Not Applicable.

                  (c) Not Applicable.

                  (d) Exhibit:

                           99.1     Press Release dated April 10, 2008
                                    (furnished pursuant to Item 2.02).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     WEST MARINE, INC.



Date:  April 10, 2008                             By:  /s/ Thomas R. Moran
                                                     --------------------------
                                                      Thomas R. Moran
                                                      Senior Vice President and
                                                      Chief Financial Officer

                                                                   Exhibit 99.1
Contacts:  West Marine, Inc.
Tom Moran, Senior Vice President and Chief Financial Officer
Deborah Ajeska, Assistant Vice President of Financial Planning & Analysis
(831) 761-4229


                  WEST MARINE REPORTS FIRST QUARTER 2008 SALES


WATSONVILLE, CA, April 10, 2008 - West Marine, Inc. (Nasdaq: WMAR) today reported net sales for the thirteen weeks ended March 29, 2008 of $113.3 million, a decrease of $12.5 million, or 10.0%, from net sales of $125.8 million a year ago, primarily due to a $9.4 million decrease in comparable store sales. Comparable store sales for the first quarter decreased 9.4%.

Net sales in the Stores segment for first quarter of 2008 were $97.1 million, a decrease of $9.5 million, or 8.9%, compared to same period last year. The sales decrease primarily was due to a $9.4 million decrease in comparable store sales. Port Supply (wholesale) segment sales through the distribution centers for the first quarter of 2008 were $9.1 million, a decrease of $1.3 million, or 12.9%, compared to the same period last year. Port Supply sales to wholesale customers through store locations are included in the Stores segment. Net sales in the Direct Sales segment for the first quarter of 2008 were $7.1 million, a decrease of $1.7 million, or 19.2%, compared to same period last year.

Geoff Eisenberg, Chief Executive Officer of West Marine, said, "Sales results during the first quarter were a bit less than we had expected. With significant softness in the boating equipment market, we had planned for a material reduction in comparable store sales, and nothing that occurred in the first quarter gave any indication that sales would rebound in the short term. Though we're pleased with the execution of our internal sales strategies, we're certainly anxious as we enter the prime boating season, which begins in late-April or early-May for most of our markets."



ABOUT WEST MARINE

West Marine, the country's largest specialty retailer of boating supplies and accessories, has 370 stores located in 38 states, Puerto Rico and Canada. Our catalog and Internet channels offer customers approximately 80,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the country's largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).

This press release includes "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934 including forward-looking statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. These forward-looking statements include, among other things, statements that relate to our expectations regarding our short term results and the prime boating season for 2008, as well as facts and assumptions underlying these expectations. Actual results may differ materially from the preliminary expectations expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors, including the general economy and weather conditions, as well as the other factors set forth in West Marine's Form 10-K for the fiscal year ended December 29, 2007. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.